UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 18, 2005
(Date of earliest event reported): (November 15, 2004)
URS Corporation
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 774-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
On November 15, 2005, URS Corporation (the “Company”) and Joseph Masters entered into an amendment (the “Amendment”) to his employment agreement, dated as of September 8, 2000 (the “Agreement”). The Amendment amends and restates the amount of the Change in Control Payment (as defined in the Agreement) so that it is equal to the higher of a predetermined amount or 200% of his then-current base salary, plus target bonus. In addition, the Amendment also amends and restates the Severance Payment (as defined in the Agreement) and Severance Benefit (as defined in the Agreement) so that if there is no Change in Control (as defined in the Agreement) and the Company terminates Mr. Masters’ employment for any reason, Mr. Masters voluntarily resigns for Good Reason (as defined in the Agreement) on or before June 29, 2009 or Mr. Masters voluntarily resigns for any reason after June 30, 2009, then the Company shall be obligated to pay a Severance Payment. Lastly, the Amendment adds a requirement that any deferred compensation payments be made in accordance with Section 409A of the Internal Revenue Code.
The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1 below.
Item 9.01.      Financial Statements and Exhibits.
     (d)       Exhibits
10.1	Fourth Amendment to Employment Agreement, dated as of November 15, 2005, between URS Corporation and Joseph Masters. FILED HEREWITH.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

URS CORPORATION
Dated: November 18, 2005	By:	/s/ Kent P. Ainsworth
		Name:	Kent P. Ainsworth
		Title:	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Fourth Amendment to Employment Agreement, dated as of November 15, 2005, between URS Corporation and Joseph Masters. FILED HEREWITH.